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                                                                      EXHIBIT 99


                         CERTIFICATION UNDER SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of IKONICS Corporation.


DATE:  April 30, 2003                        By: /s/ William C. Ulland
                                                 -------------------------------
                                                 William C. Ulland,
                                                   Chairman, Chief Executive
                                                   Officer and President


DATE:  April 30, 2003                        By: /s/ Jeffery A. Laabs
                                                 -------------------------------
                                                 Jeffery A. Laabs,
                                                   Chief Financial Officer,
                                                   Treasurer and Secretary